AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

THIS AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT, effective as of the 23rd day of April, 2010 (the “Agreement”), by and among SRKP 25, Inc., a Delaware corporation (the “Company”), CD Media (Holding) Co., Limited, a company organized in the British Virgin Islands (“CD Media BVI”), Huizhou CD Media Co., Ltd., a company organized in the People’s Republic of China and a wholly-owned subsidiary of CD Media BVI (“CD Media Huizhou”), Beijing CD Media Advertisement Co., Ltd., a company organized in the People’s Republic of China and controlled by CD Media Huizhou by contractual agreements and arrangements (“CD Media Beijing” and together with CD Media BVI and CD Media Huizhou, the “CD Media Entities”), and all of the shareholders of CD Media BVI, each of whom has executed a counterpart signature page to this Agreement (each, a “Shareholder” and collectively, the “Shareholders”). Each of the CD Media Entities and the Shareholders is sometimes individually referred to herein as a “CD Media Party,” and collectively as the “CD Media Parties.”  Each of the Parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Shareholders own all of the issued and outstanding shares of the capital of CD Media BVI, which is the 100% parent of CD Media Huizhou, which controls CD Media Beijing by contractual agreements and arrangements;

WHEREAS, the Parties previously entered into a Share Exchange Agreement effective as of March 31, 2010 (the “Original Agreement”) pursuant to which the Shareholders agreed to sell to the Company and the Company agreed to purchase from the Shareholders, all of the issued and outstanding capital stock of CD Media BVI (the “CD Media Shares”);

WHEREAS, upon further negotiations among the Parties desire to amend and restate the terms and conditions of the Original Agreement as set forth in this Agreement;

WHEREAS, the Company desires to acquire from the Shareholders and the Shareholders desire to sell to the Company, the CD Media Shares in exchange for the issuance by the Company of an aggregate of 19,100,000 shares (the “Company Shares”) of the Company’s common stock, $0.0001 par value (“Common Stock”) to the Shareholders and their designees on the terms and conditions set forth herein (the “Exchange”);

WHEREAS, after giving effect to the Exchange, the cancellation of the Maximum Cancelled Shares and the Maximum Cancelled Warrants pursuant to the Amended and Restated Share and Warrant Cancellation Agreement, and Equity Financing (if fully subscribed, as described herein), there will be approximately 25,312,667 shares of Company Common Stock and warrants to purchase 1,419,333 shares of Company Common Stock issued and outstanding; and

WHEREAS, the Parties intend, by executing this Agreement, to implement a tax-deferred exchange of property governed by Section 351 of the United States Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I
THE EXCHANGE

1.1           The Exchange.  Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

(a)        the Company shall issue and deliver to the Shareholders and their designees the number of authorized but unissued shares of Company Common Stock set forth opposite their and their designees’ names set forth on Schedule I hereto or pursuant to separate instructions to be delivered prior to Closing, and

(b)       the Shareholders agree to deliver to the Company duly endorsed certificates representing the CD Media Shares.

1.2           Time and Place of Closing.  The closing of the Exchange (the “Closing”) shall take place at the offices of K&L Gates LLP at 10100 Santa Monica Blvd, 7th Floor, Los Angeles, CA 90067, or at such place and time as mutually agreed upon by the Parties hereto.  The date upon which the Closing occurs is defined as the “Closing Date.”

1.3           Effective Time.  The Exchange shall become effective (the “Effective Time”) at such time as all of the conditions to set forth in Article VII hereof have been satisfied or waived by the Parties hereto.

1.4           Tax Consequences.  It is intended by the Parties hereto that for United States income tax purposes, the contribution and transfer of the CD Media Shares by the Shareholder to the Company in exchange for Company Shares constitutes a “tax-free” contribution and/or reorganization pursuant to the provisions of Sections 351 and/or 368(a) of the Code.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the CD Media Parties that now and/or as of the Closing:

2.1           Due Organization and Qualification; Due Authorization.

(a)        The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.  The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

(b)       The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(c)        The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.  The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought, equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2           No Conflicts or Defaults.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest (“Liens”) upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3           Capitalization.  The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 110,000,000 shares of which 100,000,000 have been designated as Company Common Stock and 10,000,000 shares have been designated as preferred stock, $0.0001 par value (“Preferred Stock”).  As of the date hereof, there are 7,096,390 shares of Company Common Stock issued and outstanding, no shares of Preferred Stock outstanding, and 7,096,390 warrants outstanding with an exercise price of $0.0001 (the “Warrants”). All of the outstanding shares of Company Common Stock are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares will not be issued in violation of any preemptive right of stockholders.  Other than as set forth on Item 2.3 to the Disclosure Schedule to this Agreement, there is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. The Company has not granted registration rights to any person.

2.4           Financial Statements.  The Company has provided the CD Media Parties copies of the balance sheet of the Company as of December 31, 2009, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2009 and the period from December 17, 2007 (inception) to December 31, 2009, including the notes thereto, as audited by AJ. Robbins, PC, independent registered public accounting firm (the “Financial Statements”).  The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented.  The Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated.  The books of account and other financial records of the Company have been maintained in accordance with good business practices.

2.5           No Assets or Liabilities.  As of the Closing, the Company shall have no more than $50,000 in liabilities.  Except for the foregoing or as set forth on the Financial Statements, the Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

2.6           Taxes.  The Company has filed all United States federal, state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

2.7           Indebtedness; Contracts; No Defaults.  Other than as set forth in Item 2.7 of the Disclosure Schedule or as described in the Financial Statements, the Company has no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party.

2.8           Real Property.  The Company does not own or lease any real property.

2.9           Compliance with Law.  The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health.  There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws.

2.10           Permits and Licenses.  The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business.

2.11           Litigation.  There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof.  There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company.  The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

2.12           Insurance.  The Company does not currently maintain any form of insurance.

2.13           Patents; Trademarks and Intellectual Property Rights.  The Company does not own or possess any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

2.14           Securities Law Compliance.  The Company has complied with all of the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”), and has complied with all applicable blue sky laws.

2.15           Conflicts of Interest.  The Company acknowledges that it is aware and understands the facts and circumstances of the Conflicts of Interest, as defined in Section 3.8, that may, individually and in the aggregate, create a Conflict of Interest.  The Company hereby waives each and all of the Conflicts of Interest, in addition to any other conflicts of interest that may arise may exist or arise by virtue of the Conflicts of Interest and acknowledges that it has carefully read this Agreement, that it is consistent with the terms previously negotiated by the parties, and understands that it is free at any time to obtain independent counsel for further guidance.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE CD MEDIA ENTITIES

As of the date of this Agreement and as of the Closing, each of the CD Media Entities makes such representations and warranties to the Company as specified under this Article III, with such representations and warranties being subject to the final reorganization and restructuring of contemplated by the CD Media Entities:

3.1           Organization and Authority.

(a)        Each of the CD Media Entities a corporation or company duly incorporated or formed, as applicable, validly existing and in good standing under the laws of its respective jurisdiction, with full corporate or company power and authority, as applicable, to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.  Each of the CD Media Entities is in good standing as a foreign corporation or foreign company, as applicable, in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of each of the CD Media Entities.

(b)       CD Media BVI does not have any subsidiaries other than those set forth in Item 3.1(b) of the Disclosure Schedule (the “Subsidiaries”) and CD Media BVI does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.  Other than as set forth in Item 3.1(b), each Subsidiary is wholly owned by CD Media BVI, free and clear of all liens, and there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling CD Media BVI to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of CD Media BVI or any of the Subsidiaries.

(c)        Each of the CD Media Entities has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.  Each of the CD Media Entities has taken all corporate or company action, as applicable, necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of each of the CD Media Entities, enforceable against each of the CD Media Entities in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.2           No Conflicts or Defaults.  The execution and delivery of this Agreement by each of the CD Media Entities and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of any of the CD Media Entities, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which any of the CD Media Entities is a party or by which any of the CD Media Entities or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of any of the CD Media Entities, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which any of the CD Media Entities is a party or by which any of the CD Media Entities or any of their respective assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which any of the CD Media Entities is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

3.3           Capitalization.  The authorized capital stock of CD Media BVI immediately prior to giving effect to the transactions contemplated hereby consists of 50,000 common shares, U.S. $1.00 par value per share, of which, as of the date hereof, there were 50,000 shares issued and outstanding.  Except as set forth herein, all of the outstanding shares of CD Media BVI are duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to CD Media Shares, will not be transferred in violation of any rights of third parties.  The CD Media Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling CD Media BVI to issue, sell, redeem or repurchase any of its securities that will survive Closing and there is no outstanding security of any kind convertible into or exchangeable for common shares.  All of the CD Media Shares are owned of record and beneficially by the Shareholders and free and clear of any liens, claims, encumbrances, or restrictions of any kind.

3.4           Taxes.  Each of the CD Media Entities has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the CD Media Entities and adequate reserves therefore have been established.  All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by any of the CD Media Entities such judgments were reasonable under the circumstances) and complete in all material respects.  No extension for the filing of any such return or report is currently in effect.  No tax return or tax return liability of any of the CD Media Entities has been audited or, presently under audit.  All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid.  None of the CD Media Entities have given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest).  There are no claims pending for past due Taxes.  All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of each of the CD Media Entities have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of each of the CD Media Entities and in the Financial Statements.

3.5           Indebtedness; Contracts; No Defaults.  Other than as set forth in Item 3.5 of the Disclosure Schedule, none of the CD Media Entities has any material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which any of the CD Media Entities is a party.

3.6           Compliance with Law.  Except as specified in Item 3.6 of the Disclosure Schedule, each of the CD Media Entities is conducting its respective businesses in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business.  Except as specified in Item 3.6 of the Disclosure Schedule, none of the CD Media Entities has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.7           Litigation.

(a)        There is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting any of the CD Media Entities or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof, except as specified in Item 3.7 of the Disclosure Schedule;

(b)       there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting any of the CD Media Entities; and

(c)        none of the CD Media Entities has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

3.8           Conflict of Interest.  Each of the CD Media Entities acknowledges that it is aware and understands the following facts and circumstances that may, individually or in the aggregate, create a conflict of interest:

(i) WestPark Capital, Inc., a FINRA member (“WestPark”), is the placement agent for the Equity Financing and WestPark will be paid a commission of the gross proceeds from the Equity Financing for its services;

(ii) Richard Rappaport, who is the founder, Chief Executive of WestPark and indirectly holds a 100% interest in WestPark, is also the President, a Director and a controlling stockholder of the Company beneficially holding approximately 39.6% of the Company’s Common Stock and Warrants (prior to the Exchange including shares and warrants held by the Amanda Rappaport Trust and the Kailey Rappaport Trust, and excluding shares and warrants held by WestPark Financial Services, LLC as described below);

(iii) Anthony C. Pintsopoulos, who is the President and Treasurer of WestPark, is also the Secretary, Chief Financial Officer, and a Director and a controlling stockholder of the Company beneficially holding approximately 18.2% of the Company’s Common Stock and Warrants (prior to the Exchange);

(iv) Kevin DePrimio, who is the Executive Managing Director of Corporate Finance of WestPark, is a stockholder of the Company beneficially holding approximately 6.8% of the Company’s Common Stock and Warrants (prior to the Exchange);

(v) Jason Stern, who is an employee of WestPark, is a stockholder of the Company beneficially holding approximately 3.9% of the Company’s outstanding Common Stock and Warrants (prior to the Exchange);

(vi) Robert Schultz, who is an employee of WestPark, is a stockholder of the Company beneficially holding approximately 2.0% of the Company’s outstanding Common Stock and Warrants (prior to the Exchange);

(vii) Thomas Poletti, who is a partner of K&L Gates LLP, legal counsel for CD Media BVI, was, prior to the date of this Agreement, a stockholder of the Company beneficially holding approximately 6.8% of the Company’s outstanding Common Stock and Warrants (prior to the Exchange). The securities previously held by Mr. Poletti were transferred to an immediate family member and Mr. Poletti currently disclaims beneficial ownership of such securities; and

(viii) WestPark Financial Services, LLC, which is the parent of WestPark and of which Richard Rappaport serves as CEO and Chairman, is a controlling stockholder of the Company beneficially holding approximately 56.2% of the Company’s Common Stock and Warrants (prior to the Exchange) ((i) through (viii) in this Section are herein referred to as, the “Conflicts of Interest”).

Each of the CD Media Entities hereby waives each and all of the Conflicts of Interest, in addition to any other conflicts of interest that may arise, may exist or arise by virtue of the Conflicts of Interest and acknowledges that it has carefully read this Agreement, that it is consistent with the terms previously negotiated by the parties, and understands that it is free at any time to obtain independent counsel for further guidance.

3.9           Updating of Representations and Warranties.  At or prior to Closing, the CD Media Entities shall update the foregoing representations and warranties after completion of the final reorganization and restructuring contemplated by the CD Media Entities.

ARTICLE IV
REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS

Each of Shareholders severally hereby represents and warrants to the Company that now and/or as of the Closing:

4.1           Title to Shares.  Each of the Shareholders is the legal and beneficial owner of the CD Media Shares to be transferred to the Company by such Shareholders as set forth opposite each Shareholder’s name in Schedule II hereto, and upon consummation of the exchange contemplated herein, the Company will acquire from each of the Shareholders good and marketable title to the CD Media Shares, free and clear of all liens excepting only such restrictions hereunder upon future transfers by the Company, if any, as may be imposed by applicable law.  The information set forth on Schedule II with respect to each Shareholder is accurate and complete.

4.2           Due Authorization.  Each of the Shareholders has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.  This Agreement constitutes the valid and binding obligation of each of the Shareholders, enforceable against such Shareholders in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3           Purchase for Investment.

(a)        Each Shareholder is acquiring the Company Shares for investment for such Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Shareholder further represents that, he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

(b)        Each Shareholder understands that the Company Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on such Shareholder’s representations set forth herein.

4.4           Investment Experience.  Each Shareholder acknowledges that he, she or it can bear the economic risk of his, her or its investment, and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the investment in the Company Shares.

4.5           Information.  Each Shareholder has carefully reviewed such information as such he, she or it deemed necessary to evaluate an investment in the Company Shares.  To the full satisfaction of each Shareholder, he, she or it has been furnished all materials that he, she or it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Shareholder has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to him, her or it.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Shareholders have relied in making an exchange of the CD Media Shares for the Company Shares.

4.6           Restricted Securities.  Each Shareholder understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Securities Act, the Company Shares must be held indefinitely.  Each Shareholder is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.  Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

4.7           Exempt Issuance.  Each Shareholder acknowledges that he, she or it must assure the Company that the offer and sale of the Company Shares to such Shareholder qualifies for an exemption from the registration requirements imposed by the Securities Act and from applicable securities laws of any state of the United States.  Each Shareholder agrees that he, she or it meets the criteria established in one or both of subsections (a) or (b), below.

(a)        Accredited Investor, Section 4(2) of the Securities Act and/or Rule 506 of Regulation D.  The Shareholder qualifies as an “accredited investor,” as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.

(b)       Offshore Investor, Rule 903 of Regulation S.  The Shareholder is not a U.S. Person, as defined in Rule 901 of Regulation S, promulgated under the Securities Act, and the Shareholder represents and warrants to the Company that:

(i)           The Shareholder is not acquiring the Company Shares as a result of, and such Shareholder covenants that she will not engage in any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Company Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Company Shares;

(ii)          The Shareholder is not acquiring the Company Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(iii)         The Shareholder is a resident of the People’s Republic of China, the British Virgin Islands or Canada;

(iv)         the offer and the sale of the Company Shares to such Shareholder as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the People’s Republic of China, the British Virgin Islands and Canada;

(v)         the Shareholder is outside the United States when receiving and executing this Agreement and that the Shareholder will be outside the United States when acquiring the Company Shares,

(vi)        and the Shareholder covenants with the Company that:

(1)
offers and sales of any of the Company Shares prior to the expiration of a period of six months after the date of original issuance of the Company Shares (the six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state securities laws; and

(2)	The Shareholder will not engage in hedging transactions with respect to the Company Shares until after the expiration of the Distribution Compliance Period.

4.8           Conflict of Interest.  Each Shareholder acknowledges that he, she or it is aware and understands the facts and circumstances of the Conflicts of Interest, as defined in Section 3.8 that may, individually and in the aggregate, create a conflict of interest.  Each Shareholder hereby waives each and all of the Conflicts of Interest, in addition to any other conflicts of interest that may arise may exist or arise by virtue of the Conflicts of Interest and acknowledges that he, she or it has carefully read this Agreement, that it is consistent with the terms previously negotiated by the Parties, and understands that he, she or it is free at any time to obtain independent counsel for further guidance.

ARTICLE V
COVENANTS

5.1           Further Assurances.  Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

ARTICLE VI
DELIVERIES

6.1           Items to be delivered to the Shareholders prior to or at Closing by the Company.

(a)        Certificate of Incorporation and amendments thereto, By-laws and amendments thereto, and certificate of good standing of the Company in Delaware;

(b)       all applicable schedules hereto;

(c)       all minutes and resolutions of board of director and shareholder meetings in possession of the Company;

(d)       shareholder list;

(e)        all financial statements and all tax returns in possession of the Company;

(f)        resolution from the Company’s Board appointing the designees of the Shareholder to the Company’s Board of Directors;

(g)       resolution from the Company’s Board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

(h)       letters of resignation from the Company’s current officers and directors to be effective upon Closing and after the appointments described in this section;

(i)        stock certificates representing the shares of the Company Shares issued in the denominations set forth opposite the names of the Shareholders and their designees on Schedule I to this Agreement; and

(j)        any other document reasonably requested by the Shareholders that they deem necessary for the consummation of this transaction.

6.2           Items to be delivered to the Company prior to or at Closing by CD Media and the Shareholders.

(a)        all applicable schedules hereto;

(b)       instructions from CD Media BVI appointing its designees to the Company’s Board of Directors;

(c)        share certificates and duly executed instruments of transfer and bought and sold notes from the Shareholders transferring the CD Media Shares to the Company;

(d)       resolutions from the Board of Directors of CD Media BVI and, if applicable, shareholder resolutions approving the transactions contemplated hereby

(e)        payment of all liabilities of the Company of up to $50,000 directly out of the proceeds of the Equity Financing (as defined in Section 7.1(f) herein) to the appropriate creditors of the Company which shall include indebtedness owed to Company shareholders and fees owing to Company lawyers, accountants and similar parties; and

(f)        any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

ARTICLE VII
CONDITIONS PRECEDENT

7.1           Conditions Precedent to Closing.  The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a)        That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement;

(b)       That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

(c)        That CD Media BVI shall have received, and provided a copy to the Company, an opinion of each of the Han Kun Law Offices, CD Media BVI’s counsel in the People’s Republic of China, and Conyers Dill & Pearman, CD Media BVI’s legal counsel in the British Virgin Islands, substantially in the forms attached hereto as Exhibit A;

(d)       The Company shall have cancelled such number of shares of Common Stock and warrants to purchase shares of Common Stock owned by certain of the Company’s original stockholders to be cancelled as of the Closing Date pursuant to the Amended and Restated Share and Warrant Cancellation Agreement dated as of the date of this Agreement entered into by and between the Company and its stockholders (the “Amended and Restated Share and Warrant Cancellation Agreement”), a copy of which is attached as Exhibit B;

(e)        That prior to Closing the Company shall have engaged a Company-sponsored equity research firm that is mutually acceptable to the Company and CD Media BVI; and

(f)        The Company shall have conducted an initial closing of an equity financing at the time of Closing (the “Equity Financing”).

7.2           Conditions to Obligations of the Shareholders.  The obligations of the Shareholders shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

(a)        The Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

(b)       The Company shall have complied with Rule 14(f)(1) of the Exchange Act, if required;

(c)        To the extent that the liabilities of the Company exceed $50,000 as of the Closing, the Company shareholders shall have satisfied and paid such excess liabilities in full; and

(d)       The CD Media Parties shall have received executed lock-up agreements in the form attached hereto as Exhibit C from each of the Company’s current stockholders listed on Schedule III attached hereto.

7.3           Conditions to Obligations of the Company.  The obligations of the Company shall be subject to fulfillment at or prior to or at the Closing, of each of the following conditions:

(a)        The CD Media Parties shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

(b)       Each of the Shareholders shall have delivered to the Company the share certificates and duly executed instruments of transfer and bought and sold notes from the Shareholders transferring the CD Media Shares to the Company;

(c)        All liabilities of the Company up to $50,000 shall be paid directly out of the proceeds of the Equity Financing to the appropriate creditors, which shall include indebtedness owed to the Company shareholders and fees owing to lawyers, accountants and similar parties;

(d)       The Company shall have received executed lock-up agreements in the form attached hereto as Exhibit D from each of the Shareholders listed on Schedule I attached hereto;

(e)        CD Media BVI must have at least US $8,500,000 (Eight Million Five Hundred Thousand) in net income for the 12 months ended December 31, 2009 (the “Fiscal Period”), such results to have been verified by CD Media BVI's independent auditors (the "Auditors"), such Auditors verifying to each of the Company and CD Media BVI that it has reviewed such results consistent with the requirements of Rule 10-01(d) of Regulation S-X (or any succeeding provision) (the “Auditing Standards”); and

(f)        If the Closing does not occur on or prior to 5:00 p.m. PST on September 30, 2010, CD Media BVI shall have delivered to the Company a projection of its net income for the twelve months ended December 31, 2010 (the “Updated Fiscal Period”) and the Company, in its sole discretion, shall have accepted that projection (the “Updated Projection”) – the Closing will then be subject to CD Media BVI having at least 80% of such projection in net income for such fiscal period, such results to have been verified by the Auditors, such Auditors verifying to each of the Company and CD Media BVI that it has reviewed such results consistent with the requirements of the Auditing Standards.

ARTICLE VIII
TERMINATION

8.1           Termination.  This Agreement may be terminated at any time before or, at Closing, by:

(a)        The mutual agreement of the Parties;

(b)       Any party if:

(i)           Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished; or

(ii)           Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

(c)        By the Company

(i)           if CD Media BVI’s net income for the Fiscal Period is not at least US$8,500,000 (Eight Million Five Hundred Thousand), as verified by the Auditors, such Auditors verifying to each of the Company and CD Media BVI that it has reviewed such results consistent with the requirements of the Accounting Standards;

(ii)          at any time on or after July 12, 2010; or

(iii)         in the event the Company does not terminate the Agreement further to Section 8.1(c)(ii) herein  and the Company, in its sole discretion, shall have accepted the Updated Projection, if CD Media BVI does not have at least 80% of the Updated Projection in net income for the Updated Fiscal Period, such results to have been verified by the Auditors, such Auditors verifying to each of the Company and CD Media BVI that it has reviewed such results consistent with the requirements of the Auditing Standards.

(d)                  Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

ARTICLE IX
COVENANTS SUBSEQUENT TO CLOSING

9.1           Registration Rights.  The Company shall file, within sixty (60) days after the final closing of the Equity Financing and at its expense, with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement (the “Initial Registration Statement”) covering the resale of Common Shares held by those persons (and/or their designees) that are shareholders of the Company immediately prior to the Closing (the “Pre-Existing Shareholders”), provided however, that the Company shall not be required to register the Common Stock held by such shareholders who are affiliates of WestPark Capital, Inc. (the “WestPark Affiliates”), as specified in Item 9.1 of the Disclosure Schedule, who shall instead receive registration rights to require the Company to file a registration statement (the “Second Registration Statement”) to register such Common Shares within ten (10) days following the end of the six (6) month period that immediately follows the date on which the Company files the Initial Registration Statement with the Commission.  The Company shall enter into a Registration Rights Agreement acceptable to the WestPark Affiliates with respect to rights described in this Section 9.1

9.2           Listing on a Senior U.S. National Securities Exchange.  The Company shall take reasonable efforts to cause the Company’s securities to be listed on the NYSE Amex and/or The Nasdaq Stock Market as soon as practicable after the final closing of the Equity Financing.

9.3           Engagement of Public Relations Firm and Equity Research Firm.  Within sixty (60) days of the Closing, the Company shall engage (i) a public relations firm, which shall conduct two (2) non-Share Exchange related road shows each year for two (2) years, that is mutually acceptable to the Company and WestPark, and (ii) a Company-sponsored equity research firm that is mutually acceptable to the Company and WestPark.

9.4            Transfer Agent Fees and Costs.  From the Closing Date until the expiration of the entire lock-up period provided in the lock-up agreements to be executed upon the Closing by each of the Company’s current stockholders as provided in Section 7.2(d) hereof, the Company agrees to pay, on a timely basis, all amounts invoiced to the Company by its transfer agent on a timely basis.

ARTICLE X
MISCELLANEOUS

10.1           Survival of Representations, Warranties and Agreements.  Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this Agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.  Except as specifically set forth in this Agreement, representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall not survive the Closing Date, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing Date.

10.2           Access to Books and Records.  During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof.  Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction.  The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

10.3           Further Assurances.  If, at any time after the Closing, the Parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the Exchange in accordance with the terms of this Agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Parties are fully authorized to take any and all such action.

10.4           Notice.  All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

          Attention:

If to the CD Media Parties:

Room 801, No. 7, Wenchang Er Road, Huicheng District,
Huizhou, People’s Republic of China 516001

With a copy to:

K&L Gates LLP
10100 Santa Monica Blvd., Seventh Floor
Los Angeles, California 90067
Attn:  Thomas J. Poletti, Esq.
Fax.: (310) 552-5001

          If to the Company:

SRKP 25, Inc.
1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067
Attn: Richard Rappaport
Fax: (310) 843-9304

10.5           Entire Agreement.  This Agreement, the Disclosure Schedule and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the Parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties hereto.  No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.  Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

10.6           Successors and Assigns.  This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties and designees hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.  This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

10.7           Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

10.8           Counterparts.  This Agreement may be executed in multiple counterparts, which may be facsimiles, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9           Construction.  Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.  References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement.  The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement.  As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

10.10         Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

SRKP 25, INC.

By:	/s/ Richard Rappaport
Name: Richard Rappaport
Title: President

CD MEDIA (HOLDING) CO., LIMITED

By:	/s/ Li HuiHua
Name:
Title: President

HUIZHOU CD MEDIA CO., LTD.

By:	/s/ Li HuiHua
Name:
Title: President

BEIJING CD MEDIA ADVERTISEMENT CO., LTD.

By:	/s/ Li HuiHua
Name:
Title: President

[SIGNATURE PAGES FOR SHAREHOLDERS FOLLOW]

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Yan Zhifeng
(Signature)

Yan Zhifeng
(Type or print name)

Yan Zhifeng
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held:  2,381

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Fu Haiming
(Signature)

Fu Haiming
(Type or print name)

Fu Haiming
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 1,852

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Wang Tianyi
(Signature)

Wang Tianyi
(Type or print name)

Wang Tianyi
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 1,773

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATEDSHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Han Zhiping
(Signature)

Han Zhiping
(Type or print name)

Han Zhiping
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 1,403

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Li Huihua
(Signature)

Li Huihua
(Type or print name)

Li Huihua
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 16,745

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Deng Chao
(Signature)

Deng Chao
(Type or print name)

Deng Chao
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 2,381

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Zhang Xia
(Signature)

Zhang Xia
(Type or print name)

Zhang Xia
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 2,117

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Liu Yanlin
(Signature)

Liu Yanlin
(Type or print name)

Liu Yanlin
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 2,326

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Yang Huiming
(Signature)

Yang Huiming
(Type or print name)

Yang Huiming
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 1,851

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Luo Huiling
(Signature)

Luo Huiling
(Type or print name)

Luo Huiling
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 1,982

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Ye Yuqing
(Signature)

Ye Yuqing
(Type or print name)

Ye Yuqing
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 1,924

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Yang Bo
(Signature)

Yang Bo
(Type or print name)

Yang Bo
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 53

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Chen Zhuo
(Signature)

Chen Zhuo
(Type or print name)

Chen Zhuo
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 2,628

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Zhang Ling Rong
(Signature)

Goldwide Holdings Limited

By:	Zhang Ling Rong

Title:
(Type or print name and title of signatory)

Goldwide Holdings Limited
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 2,646

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Zhang Ling Rong
(Signature)

Joyrise Holdings Limited

By:	Zhang Ling Rong

Title:
(Type or print name and title of signatory)

Joyrise Holdings Limited
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 2,646

CD MEDIA (HOLDING) CO., LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDED AND RESTATED
SHARE EXCHANGE AGREEMENT

Among SRKP 25, Inc.,
CD Media (Holding) Co., Limited,
Huizhou CD Media Co., Ltd.,
Beijing CD Media Advertisement Co., Ltd., and
The Shareholders of CD Media (Holding) Co., Limited

The undersigned Shareholder hereby executes and delivers the Amended and Restated Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

/s/ Zhang Hailan
(Signature)

Zhang Hailan
(Type or print name)

Zhang Hailan
(Type or print name as it should appear on certificate, if different)

Address:

Telephone:

Facsimile:

No. of CD Media Shares Held: 5,292

EXHIBIT A

FORM OF OPINION LETTER

EXHIBIT B

AMENDED AND RESTATED
SHARE AND WARRANT CANCELLATION AGREEMENT

EXHIBIT C

FORM OF LOCK-UP AGREEMENT FOR COMPANY STOCKHOLDERS

______________, 2010

CD Media (Holding) Co., Limited
Room 801, No. 7, Wenchang Er Road, Huicheng District,
Huizhou, People’s Republic of China 516001

WestPark Capital, Inc.
1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067

The undersigned is a security holder of China Century Dragon Media, Inc. (formerly known as SRKP 25, Inc. and referred to herein as the “Company”) and hereby delivers this Lock-Up Agreement to the Company.

The undersigned recognizes that, as a condition to the Share Exchange and the transactions contemplated therein, it is in the best financial interests of the Company and of the undersigned, as a stockholder of the Company that the securities of the Company held by the undersigned be subject to certain restrictions and hereby agrees as follows:

Other than as set forth below, the undersigned shall not: (a) sell, assign, exchange, transfer, pledge, distribute or otherwise dispose of (i) any shares of the Company’s Common Stock held by the undersigned or (ii) any interest (including, without limitation, an option to buy or sell) in any such shares of the Company’s Common Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (b) engage in any transaction in respect to any such shares of the Company’s Common Stock held by the undersigned or any interest therein, the intent or effect of which is the effective economic disposition of such shares (including, but not limited to, engaging in put, call, short-sale, straddle or similar market transactions) (the foregoing restrictions are referred to herein as “Lock-Up Restrictions”).

If the aggregate dollar amount of shares sold in the underwritten public offering, including the dollar amount of shares sold in any over-allotment options exercised in connection therewith (the “Public Offering”), that the Company intends to conduct in connection with its application for listing or quotation of the Company's Common Stock on either the New York Stock Exchange, NYSE Amex, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board (the “Listing”) is in an amount that is equal to or greater than $10 million, the Lock-up Restrictions shall be released in full on the date that is six (6) months from the date of such Listing (the “Listing Date”).

If the aggregate dollar amount of shares sold by the Company in the Public Offering is less than $10 million, one-tenth (1/10) of the shares of the Company’s Common Stock held as of the date hereof by the undersigned shall be released from the Lock-Up Restrictions on the date that is ninety (90) days after the Listing Date (the “Initial Release Date”), and the undersigned’s shares will automatically be released from the Lock-Up Restrictions every thirty (30) days after the Initial Release Date on a pro rata basis over the next nine (9) months, until all of the shares are released from the Lock-Up Restrictions.

WestPark Capital, Inc., in its discretion, may release from the Lock-up Restrictions some or all the undersigned’s shares of the Company’s Common Stock earlier than the schedule set forth in this Lock-up Agreement.The certificates evidencing the Company Common Stock held by the undersigned shall bear a legend as set forth below (the “CD Media Lock-Up Legend”) and such CD Media Lock Up Legend shall remain during the term of this Lock-Up Agreement as set forth above:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THAT CERTAIN LOCK-UP AGREEMENT BY AND BETWEEN THE COMPANY, A DELAWARE CORPORATION, AND THE HOLDER HEREOF (THE “LOCK-UP AGREEMENT”), AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED OR OTHERWISE DISPOSED OF PRIOR TO THAT CERTAIN TIME PERIOD DETAILED IN THE LOCK-UP AGREEMENT. UPON SATISFACTION OF THE REQUIREMENTS SET FORTH HEREIN, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) UPON THE EXPIRATION OF THE TIME PERIOD SPECIFIED IN THE LOCK-UP AGREEMENT. A COPY OF THE LOCK-UP AGREEMENT IS AVAILABLE FOR REVIEW AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement as of the date first written above.

Printed Name of Holder

Signature

Date:

 Amount of Shares___________________________

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

___________, 2010

CD Media (Holding) Co., Limited
Room 801, No. 7, Wenchang Er Road, Huicheng District,
Huizhou, People’s Republic of China 516001

WestPark Capital, Inc.
1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067

The undersigned is a security holder of China Century Dragon Media, Inc. (formerly known as SRKP 25, Inc. and referred to herein as the “Company”) and hereby delivers this Lock-Up Agreement to the Company.

The undersigned recognizes that, as a condition to the Share Exchange and the transactions contemplated therein, it is in the best financial interests of the Company and of the undersigned, as a stockholder of the Company that the securities of the Company held by the undersigned be subject to certain restrictions and hereby agrees as follows:

As a condition to the Share Exchange Agreement, and in recognition of the benefit that such Share Exchange will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned irrevocably agrees, with each of the recipients identified above, joint and severally, for the benefit of the Company and you, that the undersigned will not publicly announce any intention to, will not allow any affiliate or subsidiary, if applicable, to, and will not itself, without the prior written consent of WestPark, directly or indirectly, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or such other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the undersigned on the date hereof or hereafter acquired or otherwise controlled, for a period beginning from the date of listing or quotation of the Company's Common Stock on either the New York Stock Exchange, NYSE Amex, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board (the “Listing Date”) and continuing to and including the date twenty-four (24) months after the Listing Date; provided, however, that, if the undersigned is an individual, the undersigned may, without the prior written consent of WestPark, (i) transfer shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock either during his or her lifetime or, on death, by bona fide gifts, will or intestacy to members of the undersigned’s immediate family or to trusts exclusively for the benefit of members of the undersigned’s immediate family, provided that, prior to any such transfer, such transferee executes an agreement, satisfactory to WestPark, pursuant to which such transferee agrees to receive and hold such shares subject to the provisions hereof and that there shall be no further transfer except in accordance with the provisions hereof, and (ii) exercise options held in the undersigned's name to purchase shares of Common Stock provided that, any securities obtained upon the exercise of such option will be held subject to the provisions hereof and that there shall be no further transfer of any such securities except in accordance with the provisions hereof. For purposes of this paragraph, “immediate family” shall mean the undersigned’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption).

The undersigned confirms that he, she or it understands that WestPark and the Company will rely upon the representations set forth in this agreement as a condition to the Share Exchange. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of Common Stock except in compliance with this agreement. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.

Sincerely,

Signature

Name

Title

SCHEDULE I

SHAREHOLDERS AND COMPANY SHARES

Name	Number of Company Shares
LI HUIHUA	6,261,500
DENG CHAO	900,000
ZHANG XIA	800,000
LIU YANLIN	880,000
YANG HUIMING	700,000
LUO HUILING	750,000
YE YUQING	727,000
YANG BO	20,000
Joyrise Holdings limited	1,000,000
Goldwide Holdings limited	1,200,000
ZHANG HAILAN	2,000,000
CHEN ZHUO	993,000
YAN ZHIFENG	900,000
FU HAIMING	700,000
WANG TIANYI	670,000
HAN ZHIPING	530,000
Richever Limited	68,500
Total	19,100,000

SCHEDULE II

CD MEDIA SHARES

Name	Number of CD Media Shares
LI HUIHUA	16,745
DENG CHAO	2,381
ZHANG XIA	2,117
LIU YANLIN	2,326
YANG HUIMING	1,851
LUO HUILING	1,982
YE YUQING	1,924
YANG BO	53
Joyrise Holdings limited	2,646
Goldwide Holdings limited	2,646
ZHANG HAILAN	5,292
CHEN ZHUO	2,628
YAN ZHIFENG	2,381
FU HAIMING	1,852
WANG TIANYI	1,773
HAN ZHIPING	1,403
Total	50,000

SCHEDULE III

WestPark Financial Services, LLC
Richard Rappaport
The Amanda Rappaport Trust
The Kailey Rappaport Trust
Debbie Schwartzberg
The Julie Schwartzberg Trust dated 2/9/2000
The David N. Sterling Trust dated 2/3/2000
Anthony Pintsopoulos
Janine Frisco
Kevin DePrimio
Jason Stern
Robert Schultz

TABLE OF CONTENTS

4.8	Conflict of Interest	12

ARTICLE V COVENANTS		12
5.1	Further Assurances	12

ARTICLE VI DELIVERIES		12
6.1	Items to be delivered to the Shareholders prior to or at Closing by the Company	12
6.2	Items to be delivered to the Company prior to or at Closing by CD Media and the Shareholder	13

ARTICLE VII CONDITIONS PRECEDENT		13
7.1	Conditions Precedent to Closing	13
7.2	Conditions to Obligations of the Shareholder	14
7.3	Conditions to Obligations of the Company	14

ARTICLE VIII TERMINATION		15
8.1	Termination	15

ARTICLE IX COVENANTS SUBSEQUENT TO CLOSING		16
9.1	Registration Rights	16
9.2	Listing on a Senior U.S. National Securities Exchange	16
9.3	Engagement of Public Relations Firm and Equity Research Firm	16

ARTICLE X MISCELLANEOUS		17
10.1	Survival of Representations, Warranties and Agreements	17
10.2	Access to Books and Records	17
10.3	Further Assurances	17
10.4	Notice	17
10.5	Entire Agreement	18
10.6	Successors and Assigns	18
10.7	Governing Law	18
10.8	Counterparts	19
10.9	Construction	19
10.10	Severability	19